EX-99.e.1.ii
AMENDMENT NO. 1 TO

SCHEDULE I

TO THE DISTRIBUTION AGREEMENT

AS OF FEBRUARY 25, 2010

This Schedule to the Distribution Agreement between Delaware Group Income Funds and Delaware Distributors, L.P. entered into as of May 15, 2003 and amended and restated on January 4, 2010 (the “Agreement”) lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Series.

Series Name	Class Names	Total 12b-l Plan Fee Rate (per annum of the Series’ average daily net assets represented by shares of the Class)	Portion designated as Service Fee Rate (per annum of the Series’ average daily net assets represented by shares of the Class)	Effective Date
Delaware Core Bond Fund	A Class	.30%		September 29, 2009
	C Class	1.00%	.25%	September 29, 2009
	R Class	.60%		September 29, 2009
	Institutional Class			September 29, 2009
Delaware Corporate Bond Fund	A Class	.30%		April 19, 2001
	B Class	1.00%	.25%	April 19, 2001
	C Class	1.00%	.25%	April 19, 2001
	R Class	.60%		May 15, 2003
	Institutional Class			April 19, 2001
Delaware Extended Duration Bond Fund	A Class	.30%		April 19, 2001
	B Class	1.00%	.25%	April 19, 2001
	C Class	1.00%	.25%	April 19, 2001
	R Class	.60%		May 15, 2003
	Institutional Class			April 19, 2001
Delaware High-Yield Opportunities Fund	A Class	.30%		April 19, 2001
	B Class	1.00%	.25%	April 19, 2001
	C Class	1.00%	.25%	April 19, 2001
	R Class	.60%		May 15, 2003
	Institutional Class			April 19, 2001
Delaware Diversified Floating Rate Fund	A Class	.30%		February 25, 2010
	C Class	1.00%	.25%	February 25, 2010
	R Class	.60%		February 25, 2010
	Institutional Class			February 25, 2010

DELAWARE DISTRIBUTORS, L.P.
DELAWARE DISTRIBUTORS, INC.,
General Partner

By:           /s/ Phillip N. Russo
Name:           Philip N. Russo
Title:           Executive Vice President

DELAWARE GROUP INCOME FUNDS

By:           /s/ Patrick P. Coyne
Name:           Patrick P. Coyne
Title:           President and Chief Executive Officer